UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 77

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01 Other Events.

On March 10, 2026, CRISPR Therapeutics AG (the “Company”) issued a press release announcing that it had commenced a private offering, subject to market conditions and other factors, of $350.0 million aggregate principal amount of convertible senior notes due 2031 (the “notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

On March 11, 2026, the Company issued a press release announcing the pricing of an upsized offering of the notes, increasing the size of the offering to an aggregate principal amount of $550 million.

Copies of the press releases announcing (1) the commencement of the private offering of the notes and (2) the pricing of the notes, respectively, are filed as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press releases constitute an offer to sell, or the solicitation of an offer to buy, the notes or the Company’s common shares, if any, issuable upon conversion of the notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated March 10, 2026, issued by CRISPR Therapeutics AG.

99.2	Press Release dated March 11, 2026, issued by CRISPR Therapeutics AG.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR Therapeutics AG

Date:	March 11, 2026	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer